Exhibit 3.2



                         BY-LAWS





                         CIGNA
                         CORPORATION


                         A Delaware Corporation
                         Incorporated November 3, 1981
























                         As Amended and Restated
                         January 26, 2000

                                INDEX TO BY-LAWS

ARTICLE I                OFFICES                                     Page
                                                                     ----

                         Section  1.   Registered Office              4
                         Section  2.   Other Offices                  4

ARTICLE II               MEETINGS OF SHAREHOLDERS

                         Section  1.   Place of Meetings              4
                         Section  2.   Annual Meeting                 4
                         Section  3.   Special Meetings               5
                         Section  4.   Notice of Meetings             5
                         Section  5.   List of Shareholders           6
                         Section  6.   Quorum, Adjournments           6
                         Section  7.   Organization                   7
                         Section  8.   Order of and Rules for
                                         Conducting Business          7
                         Section  9.   Voting                         7
                         Section 10.   Inspectors of Election        10
                         Section 11.   Nomination of Directors       11
                         Section 12.   Notice of Shareholder
                                         Business                    13

ARTICLE III              BOARD OF DIRECTORS

                         Section  1.   General Powers                15
                         Section  2.   Number, Qualifications,
                                        Election and Term of Office  15
                         Section  3.   Place of Meetings             16
                         Section  4.   Annual Organization           16
                         Section  5.   Regular Meetings              16
                         Section  6.   Special Meetings              17
                         Section  7.   Notice of Meetings            17
                         Section  8.   Quorum and Manner of Acting   17
                         Section  9.   Organization                  18
                         Section 10.   Resignations                  18
                         Section 11.   Vacancies                     19
                         Section 12.   Removal of Directors          19
                         Section 13.   Compensation                  19
                         Section 14.   Committees                    19
                         Section 15.   Action by Consent             21
                         Section 16.   Telephonic Meeting            21


ARTICLE IV               OFFICERS                                    Page
                                                                     ----

                         Section  1.   Number and Qualifications     21

                         Section  2.   Resignations                  22
                         Section  3.   Removal                       22
                         Section  4.   Chairman of the Board         23
                         Section  5.   President and Chief           23
                                       Executive Officer
                         Section  6.   Vice Presidents               24
                         Section  7.   Treasurer                     24
                         Section  8.   Corporate Secretary           25
                         Section  9.   Assistant Treasurer           26
                         Section 10.   Assistant Corporate Secretary 26
                         Section 11.   Designation                   27
                         Section 12.   Agents and Employees          27
                         Section 13.   Officers' Bonds or Other
                                        Security                     27
                         Section 14.   Compensation                  27
                         Section 15.   Terms                         27

ARTICLE V                STOCK CERTIFICATES AND THEIR TRANSFER

                         Section  1.   Stock Certificates            28
                         Section  2.   Facsimile Signatures          29
                         Section  3.   Lost Certificates30
                         Section  4.   Transfers of Stock            30
                         Section  5.   Transfer Agents and
                                        Registrars                   31
                         Section  6.   Regulations                   31
                         Section  7.   Fixing the Record Date        31
                         Section  8.   Registered Shareholders       32

ARTICLE VI               INDEMNIFICATION

                         Section  1.   General                       32
                         Section  2.   Derivative Actions            33
                         Section  3.   Indemnification in Certain
                                        Cases                        34
                         Section  4.   Procedure                     34
                         Section  5.   Advances for Expenses         35
                         Section  6.   Exclusion of Mandatory
                                        Indemnification and Advances
                                        in Certain Cases             35
                         Section  7.   Rights Not Exclusive          35
                         Section  8.   Insurance                     36
                         Section  9.   Definition of Corporation     36
                         Section  10.  Definition of Other Terms     37
                         Section  11.  Right of Indemnitee to
                                        Bring Suit in Certain
                                        Circumstances                38

ARTICLE VII              GENERAL PROVISIONS                          Page
                                                                     ----
                         Section  1.   Dividends                     40
                         Section  2.   Reserves                      41
                         Section  3.   Seal                          41
                         Section  4.   Fiscal Year                   41
                         Section  5.   Contributions                 41
                         Section  6.   Borrowing, etc.               41
                         Section  7.   Deposits                      42
                         Section  8.   Execution of Contracts,
                                        Deeds, etc.                  42
                         Section  9.   Voting of Stock in Other
                                        Corporations                 42
                         Section 10.   Form of Records               43
                         Section 11.   Repurchase of Stock           43

ARTICLE VIII             AMENDMENTS                                  44

ARTICLE IX               DEFINITIONS                                 44



                                   BY-LAWS OF
                                CIGNA CORPORATION
                            (A Delaware Corporation)

                                    ARTICLE I
                                     Offices

     SECTION 1. Registered Office. The registered office of the Corporation within the State of Delaware shall be in the City of Wilmington, County of New Castle.

     SECTION 2. Other Offices. The Corporation may also have offices at such other places, both within and without the State of Delaware, as the Board of Directors shall from time to time determine or the business of the Corporation may require.

                                   ARTICLE II
                            Meetings of Shareholders


     SECTION 1. Place of Meetings. All meetings of the shareholders for the election of directors or for any other purpose shall be held at any such place, either within or without the State of Delaware, as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting.

     SECTION 2. Annual Meeting. The annual meeting of shareholders shall be held at 1:00 P.M. on the fourth Wednesday in April of each year, if not a legal holiday, and if a legal holiday, then on the next succeeding day not a legal holiday, at 1:00 P.M., or on such other date and time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting. At such annual meeting, the shareholders shall elect, by a plurality vote, a Board of Directors and transact such other business as may properly be brought before the meeting.

     SECTION 3. Special Meetings. Special meetings of shareholders, unless otherwise prescribed by statute, may be called at any time by the Board of Directors or the Chairman of

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the Board and the President and Chief Executive Officer.

     SECTION 4. Notice of Meetings. Except as otherwise expressly required by statute, written notice of each annual and special meeting of shareholders stating the place, date and time of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given to each shareholder of record entitled to vote thereat not less than ten nor more than sixty days before the date of the meeting. Business transacted at any special meeting of shareholders shall be limited to the purposes stated in the notice. Notice shall be given personally or by mail and, if by mail, shall be sent in a postage prepaid envelope, addressed to the shareholder at his address as it appears on the records of the Corporation. Such notice by mail shall be deemed given at the time when the same shall be deposited in the United States mail, postage prepaid. Notice of any meeting shall not be required to be given to any person who attends such meeting, except when such person attends the meeting in person or by proxy for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened, or who, either before or after the meeting, shall submit a signed written waiver of notice, in person or by proxy. Neither the business to be transacted at, nor the purpose of, an annual or special meeting of shareholders need be specified in any written waiver of notice.

     SECTION  5.  List  of   Shareholders.   The  Corporate   Secretary  of  the
Corporation, or such other person who has charge of the stock ledger of the Corporation shall prepare and make, at least ten days before each meeting of shareholders, a complete list of the shareholders entitled to vote at the meeting, arranged in alphabetical order, showing the address of and the number of shares registered in the name of each shareholder. Such list shall be open to the examination of any shareholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city, town or village where the meeting is to be held, which place shall be specified in the notice of meeting, or, if not specified, at the place where the meeting is to be held. The list shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any shareholder who is present.

     SECTION 6. Quorum, Adjournments. The holders of at least two-fifths of the issued and outstanding stock of the Corporation entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum for the transaction of business at all meetings of shareholders, except as otherwise provided by statute or by the Certificate of Incorporation. If, however, such quorum shall not be present or represented by proxy at any meeting of shareholders, the shareholders entitled to vote thereat, present in person or represented by proxy, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented by proxy. At such adjourned meeting at which a quorum shall be present or represented by proxy, any business may be transacted which might have been transacted at the meeting as originally called. If the adjournment is for more than thirty days, or, if after adjournment a new record date is set, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting.

     SECTION 7. Organization. At each meeting of shareholders, the Chairman of the Board, or, in his absence, the President and Chief Executive Officer, or, in his absence, a chairman designated by the Board of Directors, or in the absence of such designation a chairman chosen at the meeting, shall act as chairman of the meeting. The Corporate Secretary or, in her absence or inability to act, the person whom the chairman of the meeting shall appoint secretary of the meeting shall act as secretary of the meeting and keep the minutes thereof.

     SECTION 8. Order of and Rules for Conducting Business. The order of and the rules for conducting business at all meetings of the shareholders shall be as determined by the chairman of the meeting.

     SECTION 9. Voting. Except as otherwise provided by statute, the Certificate of Incorporation, or any resolution or resolutions adopted by the Board of Directors pursuant to the authority vested in it by the Certificate of Incorporation, each shareholder of the Corporation shall be entitled at each meeting of shareholders to one vote for each share of capital stock of the Corporation standing in his name on the record of shareholders of the
Corporation:

          (a) on the date  fixed  pursuant  to the  provisions  of  Section 7 of
     Article V of these By-Laws as the record date for the determination of the shareholders who shall be entitled to notice of and to vote at such meeting; or

          (b) if no such record date shall have been fixed, then at the close of business on the day next preceding the day on which notice thereof shall be given, or, if notice is waived by all shareholders, at the close of business on the day next preceding the day on which the meeting is held.

     Each shareholder entitled to vote at any meeting of shareholders may vote in person or may authorize another person or persons to act for him by a proxy authorized by an instrument in writing or by a transmission permitted by law delivered to the Inspectors of Election, but no such proxy shall be voted after three years from its date, unless the proxy provides for a longer period. Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission created pursuant to this paragraph may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A shareholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by delivering an instrument in writing or a transmission permitted by law revoking the proxy or constituting another valid proxy bearing a later date to the Inspectors. Any such proxy shall be delivered to the Inspectors, or such other person so designated to receive proxies, at or prior to the time designated in the order of business for so delivering such proxies. When a quorum is present at any meeting, the vote of the shareholders who are present in person or represented by proxy and who hold a majority of the voting power of the issued and outstanding stock of the Corporation represented at such meeting and entitled to vote thereon, shall decide any question brought before such meeting, unless the question is one upon which by express provision of statute or of the Certificate of Incorporation or of these By-Laws, a different vote is required, in which case such express provision shall govern and control the decision of such question. Unless required by statute, or determined by the chairman of the meeting to be advisable, the vote on any question need not be by ballot. On a vote by ballot, each ballot shall be signed by the shareholder voting, or by his proxy, if there be such proxy, and shall state the number of shares voted.

     SECTION 10. Inspectors of Election. The Board of Directors or the Chairman of the Board or the President and Chief Executive Officer of the Corporation shall, in advance of any meeting of shareholders, appoint one or more Inspectors of Election to act at the meeting or at any adjournment and make a written report thereof, and may designate one or more persons as alternate Inspectors to replace any Inspectors who fail to act. If no Inspector or alternate is able to act at a meeting of shareholders, the chairman of the meeting shall appoint one or more Inspectors to act at the meeting. Each Inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of Inspector at such meeting with strict impartiality and according to his best ability. The Inspectors shall determine the number of shares outstanding and the voting power of each, the number of shares represented at the meeting and the validity of proxies and ballots, receive and count all votes and ballots, determine all challenges and questions arising in connection with the right to vote, retain for a reasonable period a record of the disposition of any challenges made to any determination by the Inspectors, and certify their determination of the number of shares represented at the meeting, and their count of all votes and ballots and report the same to the chairman of the meeting, and do such acts as are proper to conduct the election or vote with fairness to all shareholders. The Inspectors may appoint or retain other persons or entities to assist the Inspectors in the performance of the duties of the Inspectors. The date and time of the opening and the closing of the polls for each matter upon which the shareholders will vote at a meeting shall be announced at the meeting. No ballot, proxies or votes, nor any revocations thereof or changes thereto, shall be accepted by the Inspectors after the closing of the polls unless the Court of Chancery upon application by a shareholder shall determine otherwise. On request of the chairman of the meeting, the Inspectors shall make a report in writing of any challenge, request or matter determined by them and shall execute a certificate of any fact found by them. No director or candidate for the office of director shall act as an Inspector of an election of directors. Inspectors need not be shareholders.

        Section 11. Nomination of Directors. Nominations of persons for election to the Board of Directors of the Corporation may be made at a meeting of shareholders (a) by or at the direction of the Board of Directors or (b) by any shareholder of the Corporation who is a shareholder of record at the time of giving of notice provided for in this Section, who shall be entitled to vote for the election of directors at the meeting and who complies with the notice procedures set forth in this Section. Such nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the Corporate Secretary of the Corporation. To be timely, a shareholder's notice shall be delivered to or mailed and received at the principal executive offices of the Corporation not less than 90 days prior to the meeting; provided, however, that in the event that less than 90 days' notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the meeting was first given or such public disclosure was first made. Such shareholder's notice shall set forth (a) as to each person whom the shareholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and (b) as to the shareholder giving notice (i) the name and address, as they appear on the Corporation's stock ledger, of such shareholder, (ii) the class and number of shares of the Corporation which are beneficially owned by such shareholder and

(iii) if the shareholder intends to solicit proxies in support of such shareholder's nominees, a representation to that effect. At the request of the Board of Directors, any person nominated by the Board of Directors for election as a director shall furnish to the Corporate Secretary of the Corporation that information required to be set forth in a shareholder's notice of nomination which pertains to the nominee. No person shall be eligible for election at any meeting of shareholders as a director of the Corporation unless nominated in compliance with the procedures set forth in this Section. The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in compliance with the procedures prescribed by the By-Laws, and if he should so determine, he shall so declare to the meeting and the defective nominations shall be disregarded. Notwithstanding the foregoing provisions of this Section, a shareholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder with respect to the matters set forth in this Section 11.

     SECTION 12. Notice of Shareholder Business. At the annual meeting of shareholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting business must be a proper subject for shareholder action under the Delaware General Corporation Law and must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (c) otherwise properly brought before the meeting by a shareholder of the Corporation who is a shareholder of record at the time of giving of notice provided for in this Section and who shall be entitled to vote at the meeting. For business to be properly brought before an annual meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the Corporate Secretary of the Corporation. To be timely, a shareholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation, not less than 90 days prior to the meeting; provided, however, that in the event that less than 90 days' notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder, to be timely, must be so received not later than the close of business on the 10th day following the date on which such notice of the date of the annual meeting was first mailed or such public disclosure was first made. A shareholder's notice to the Corporate Secretary shall set forth as to each matter the shareholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the annual meeting, (b) as to the shareholder giving such notice
(i) the name and address, as they appear on the Corporation's stock ledger, of such shareholder, (ii) the class and number of shares of the Corporation which are beneficially owned by such shareholder, and (iii) if the shareholder intends to solicit proxies in support of such shareholder's proposal, a representation to that effect; and (c) any material interest of the shareholder in such business. Notwithstanding anything in the By-Laws to the contrary, no business shall be conducted at an annual meeting except in compliance with the procedures set forth in this Section 12. The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting and in compliance with the provisions of this Section 12, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted. At any special meeting of shareholders, only such business shall be conducted as shall have been brought before the meeting by or at the direction of the Board of Directors.

                                   ARTICLE III
                               Board of Directors

     SECTION 1. General Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. The Board of Directors may exercise all such authority and powers of the Corporation and do all such lawful acts and things as are not by statute or the Certificate of Incorporation directed or required to be exercised or done by the shareholders.

     SECTION 2. Number, Qualifications, Election and Term of Office. The Board of Directors shall consist of not less than 8 nor more than 16 directors. The number of directors may be fixed, from time to time, by the affirmative vote of a majority of the entire Board of Directors. Any decrease in the number of directors shall be effective at the time of the next succeeding annual meeting of shareholders unless there shall be vacancies in the Board of Directors, in which case such decrease may become effective at any time prior to the next succeeding annual meeting to the extent of the number of such vacancies. Directors need not be shareholders. The directors (other than members of the initial Board of Directors) shall be divided into three classes which shall be divided as evenly as practicable with respect to the number of members of each class; the term of office of those of the first class to expire at the annual meeting commencing in April, 1983; of the second class one year thereafter; of the third class two years thereafter; and at each annual election held after such classification and election, directors shall be chosen by class for a term of three years, or for such shorter term as the shareholders may specify to complete the unexpired term of a predecessor, or to preserve the division of the directors into classes as provided herein. Each director shall hold office until his successor shall have been elected and qualified, or until his death, or until he shall have resigned, or have been removed, as hereinafter provided in these By-Laws.

     SECTION 3. Place of Meetings. Meetings of the Board of Directors shall be held at such place or places, within or without the State of Delaware, as the Board of Directors may from time to time determine or as shall be specified in the notice of any such meeting.

     SECTION  4.  Annual   Organization.   Following   the  Annual   Meeting  of
Shareholders, the Board of Directors shall elect officers and take such other actions as may be necessary or appropriate for the purpose of organization of the Corporation.

     SECTION 5. Regular Meetings. Regular meetings of the Board of Directors shall be held at such time and place as the Board of Directors may fix. If any day fixed for a regular meeting shall be a legal holiday at the place where the meeting is to be held, then the meeting which would otherwise be held on that day shall be held at the same hour on the next succeeding business day. Notice of regular meetings of the Board of Directors need not be given except as otherwise required by statute or these By-Laws.

     SECTION 6. Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board or the President and Chief Executive Officer, or by one-third of the members of the Board of Directors of the Corporation.

     SECTION 7. Notice of Meetings. Notice of each special meeting of the Board of Directors (and of each regular meeting for which notice shall be required) shall be given by the Corporate Secretary as hereinafter provided in this
Section 7. Any such notice shall state the place, date and time of the meeting. Except as otherwise required by these By-Laws, such notice need not state the purposes of such meeting. Notice of each such meeting shall be mailed, postage prepaid, to each director, addressed to him at his residence or usual place of business, by first-class mail, at least two days before the day on which such meeting is to be held, or shall be sent addressed to him at such place by telegraph, cable, telex, telecopier or other similar means, or be delivered to him personally or be given to him by telephone or other similar means, at least twelve hours before the time at which such meeting is to be held. Notice of any such meeting need not be given to any director who shall, either before or after the meeting, submit a signed waiver of notice or who shall attend such meeting, except when he shall attend for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

     SECTION 8. Quorum and Manner of Acting. A majority of the entire Board of Directors shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, and, except as otherwise expressly required by statute or the Certificate of Incorporation or these By-Laws, the act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors. In the absence of a quorum at any meeting of the Board of Directors, a majority of the directors present thereat may adjourn such meeting to another time and place. Notice of the time and place of any such adjourned meeting shall be given to all of the directors unless such time and place were announced at the meeting at which the adjournment was taken, in which case such notice shall only be given to the directors who were not present thereat. At any adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally called. The directors shall act only as a Board and the individual directors shall have no power as such.

     SECTION 9. Organization. At each meeting of the Board of Directors, the Chairman of the Board, or, in the absence of the Chairman of the Board, the President and Chief Executive Officer, or, in his absence, another director chosen by a majority of the directors present shall act as chairman of the meeting and preside thereat. The Corporate Secretary or, in her absence, any person appointed by the chairman of the meeting shall act as secretary of the meeting and keep the minutes thereof.

     SECTION 10. Resignations. Any director of the Corporation may resign at any time by giving written notice of his resignation to the Corporation. Any such resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, immediately upon its receipt. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

     SECTION 11. Vacancies. Any vacancy in the Board of Directors, whether arising from death, disqualification, resignation, removal for cause, an increase in the number of directors or any other cause, may be filled by the vote of a majority of the directors then in office, though less than a quorum, or by the sole remaining director. Each director so elected shall hold office until his successor shall have been elected and qualified.

     SECTION 12. Removal of Directors. Any director may be removed, only for cause, at any time, by the holders of a majority of the voting power of the issued and outstanding capital stock of the Corporation entitled to vote at an election of directors.

     SECTION 13. Compensation. The Board of Directors shall have authority to fix the compensation, including fees and reimbursement of expenses, of directors, including the Chairman of the Board, for services to the Corporation in any capacity.

     SECTION 14. Committees.

     (a) The Board shall create an Executive Committee, which shall consist of no less than two nor more than seven members of the Board and shall have and may exercise all the powers and authority of the Board of Directors in the management of the business  and  affairs of the  Corporation,  and may  authorize  the seal of the
Corporation to be affixed to all papers which may require it, except the Executive Committee shall not have the power or authority in reference to the following matters: (i) approving or adopting, or recommending to the shareholders, any action or matter expressly required by the General Corporation Law of the State of Delaware to be submitted to shareholders for approval or
(ii) adopting, amending or repealing any By-Law of the Corporation.

     (b) The Board shall create an Audit Committee and a People Resources Committee, each of which shall consist of three (3) or more members of the Board of Directors of the Corporation, none of whom shall be employees of the Corporation or its subsidiaries.

     (c) The Board may also create such other committees, with such authority and duties, as the Board may from time to time deem advisable, and may authorize any of such committees to appoint one or more subcommittees. Each such committee or subcommittee, to the extent provided in the resolution creating it, shall have and may exercise all the powers and authority of the Board of Directors and may authorize the seal of the Corporation to be affixed to all papers which require it but shall have no greater powers than those given the Executive Committee by these By-Laws and as restricted by statute or the Certificate of Incorporation. Each such committee or subcommittee shall serve at the pleasure of the Board of Directors or of the committee creating it as the case may be, and have such name as may be determined from time to time by resolution adopted by the Board of Directors or by the committee creating it. Each committee shall keep regular minutes of its meeting and report the same to the Board of Directors or the committee creating it.

     (d) The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In addition, in the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not the member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

     SECTION 15. Action by Consent. Unless restricted by the Certificate of Incorporation, any action required or permitted to be taken by the Board of Directors or any committee thereof may be taken without a meeting if all members of the Board of Directors or such committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of the proceedings of the Board of Directors or such committee, as the case may be.

     SECTION 16. Telephonic Meeting. Unless restricted by the Certificate of Incorporation, any one or more members of the Board of Directors or any committee thereof may participate in a meeting of the Board of Directors or such committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation by such means shall constitute presence in person at a meeting.


                                   ARTICLE IV
                                    Officers

     SECTION 1. Number and Qualifications. The officers of the Corporation shall be elected by the Board of Directors and shall include the Chairman of the Board, the President and Chief Executive Officer, and one or more Vice Presidents. If the Board of Directors wishes, it may also elect other officers as may be necessary or desirable for the business of the Corporation; or the Board may authorize the President and Chief Executive Officer to appoint one or more classes of officers with such titles (including the titles of Vice President, Corporate Secretary and Treasurer), powers, duties and compensation as may be approved by the appointing officer. Any two or more offices may be held by the same person, and no officers except the Chairman of the Board and the President and Chief Executive Officer need be a director. Each officer shall hold office until his successor shall have been duly elected or appointed and shall have qualified, or until his death, or until he shall have resigned or have been removed, as hereinafter provided in these By-Laws.

     SECTION 2. Resignations. Any officer of the Corporation may resign at any time by giving written notice of such resignation to the Corporation. Any such resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, immediately upon receipt. Unless otherwise specified therein, the acceptance of any such resignation shall not be necessary to make it effective.

     SECTION 3. Removal. Any officer of the Corporation may be removed, either with or without cause, at any time, by the Board of Directors at any meeting thereof. Any appointed officer of the Corporation may also be removed, either with or without cause, at any time, by the Chairman of the Board or the President and Chief Executive Officer.

     SECTION 4. Chairman of the Board.

The Chairman of the Board shall be a member of the Board of Directors, and shall preside at all meetings of the shareholders, of the Board of Directors, and of the Executive Committee at which he shall be present. He may serve as a member of any committee of the Board except as may otherwise be determined by the Board or provided in these By-Laws, provided, however, that in his capacity as Chairman of the Board he shall have the right to attend all meetings of any committee and to participate in its discussions. He shall perform all duties incident to the Offices of Chairman of the Board and such other duties as may from time to time be assigned to him by the Board of Directors.

     SECTION 5. President and Chief Executive Officer. The President and Chief Executive Officer shall be a member of the Board of Directors. He shall be the Chief Executive Officer of the Corporation and shall have general supervision over the business and operations of the Corporation, subject, however, to the control of the Board of Directors. He shall be the chief spokesman for the Corporation. He may serve as a member of any committee of the Board except as may otherwise be determined by the Board or provided in these By-Laws, provided, however, that in his capacity as Chief Executive Officer he shall have the right to attend all meetings of any committee and to participate in its discussions.

The President and Chief Executive Officer shall preside at any meetings of the Board of Directors and the Executive Committee from which the Chairman of the Board may be absent. He shall perform all duties incident to the Office of President and Chief Executive Officer, and such other duties as may from time to time be assigned to him by the Board of Directors.

     SECTION 6. Vice Presidents. Each Vice President shall perform such duties as from time to time may be assigned to him by the Board of Directors, the Chairman of the Board, the President and Chief Executive Officer, or such other officer as may be designated by one of the foregoing. In the absence or disability of the President and Chief Executive Officer, one of the Vice Presidents, in the order determined by the Board of Directors, shall perform all duties of the President and Chief Executive Officer except presiding at meetings of shareholders and Board of Directors, and, when so acting, shall have the powers of and be subject to the restrictions placed upon the President and Chief Executive Officer in respect of the performance of such duties.

     SECTION 7. Treasurer. The Treasurer shall:

          (a) have charge and custody of, and be responsible for, all the funds and securities of the Corporation;

          (b) keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation;

          (c) deposit all moneys and other valuables to the credit of the Corporation in such depositories as may be designated by the Board of Directors or pursuant to its direction;

          (d) receive, and give receipts for, moneys due and payable to the Corporation from any source whatsoever;

          (e)  disburse  the  funds  of  the   Corporation   and  supervise  the
     investments of its funds, taking proper vouchers therefor;

          (f) render to the Board of Directors, whenever the Board of Directors may require, an account of the financial condition of the Corporation; and

          (g) in general, perform all duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the Board of Directors, or the Chairman of the Board, the President and Chief Executive Officer, or such other officer as may be designated by one of the foregoing.

     SECTION 8. Corporate Secretary. The Corporate Secretary shall:

          (a) keep or cause to be kept in one or more books provided for the purpose, the minutes of all meetings of the Board of Directors, the committees of the Board of Directors and the shareholders;

          (b) see that all notices are duly given in accordance with the provisions of these By-Laws and as required by law;

          (c) be custodian of the records and the seal of the Corporation and affix and attest the seal to all certificates for shares of the Corporation (unless the seal of the Corporation on such certificates shall be a facsimile, as hereinafter provided) and affix and attest the seal to all other documents to be executed on behalf of the Corporation under its seal;

          (d) see that the books, reports, statements, certificates and other documents and records required by law to be kept and filed are properly kept and filed; and

          (e) in general, perform all duties incident to the office of Corporate Secretary and such other duties as from time to time may be assigned to her by the Board of Directors, the Chairman of the Board, the President and Chief Executive Officer, or such other officer as may be designated by one of the foregoing.


     SECTION 9. The Assistant Treasurer. The Assistant Treasurer, or if there shall be more than one, the Assistant Treasurers in the order determined by the Board of Directors (or if there be no such determination, then in the order of their seniority), shall, in the absence of the Treasurer or in the event of the inability or refusal of the Treasurer to act, perform the duties and exercise the powers of the Treasurer and shall perform such other duties as from time to time may be assigned by the Board of Directors, the Chairman of the Board, the President and Chief Executive Officer, the Treasurer, or such other officer as may be designated by one of the foregoing.

     SECTION 10. The Assistant Corporate Secretary. The Assistant Corporate Secretary, or if there be more than one, the Assistant Corporate Secretaries in the order determined by the Board of Directors (or if there be no such determination, then in the order of their seniority), shall, in the absence of the Corporate Secretary or in the event of the inability or refusal of the Corporate Secretary to act, perform the duties and exercise the powers of the Corporate Secretary and shall perform such other duties as from time to time may be assigned by the Board of Directors, the Chairman of the Board, the President and Chief Executive Officer, the Corporate Secretary, or such other officer as may be designated by one of the foregoing.

     SECTION 11. Designation. The Board of Directors may, by resolution, designate one or more officers to be any of the following: Chief Operating Officer, Chief Financial Officer, General Counsel, or Chief Accounting Officer.

     SECTION 12. Agents and Employees. If authorized by the Board of Directors, the Chairman of the Board, the President and Chief Executive Officer, or any officer or employee of the Corporation may appoint or employ such agents and employees as shall be requisite for the proper conduct of the business of the Corporation, and may fix their compensation and the conditions of their employment, subject to removal by the appointing or employing person.

     SECTION 13. Officers' Bonds or Other Security. If required by the Board of Directors, any officer of the Corporation shall give a bond or other security for the faithful performance of his duties, in such amount and with such surety as the Board of Directors may require.

     SECTION 14. Compensation. The compensation of all officers of the Corporation for their services as such officers shall be fixed from time to time by the Board of Directors unless by resolution of the Board that authority is delegated to a committee of the Board, Chairman of the Board, the President and Chief Executive Officer, or any other officer of the Corporation. An officer of the Corporation shall not be prevented from receiving compensation by reason of the fact that he is also a director of the Corporation.

     SECTION 15. Terms. Unless otherwise specified by the Board of Directors in any particular election or appointment, each officer shall hold office, and be removable, at the pleasure of the Board.


                                    ARTICLE V
                      Stock Certificates and Their Transfer

     SECTION 1. Stock  Certificates;  Uncertificated  Shares.  The shares of the
Corporation shall be represented by certificates, provided that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Notwithstanding the adoption of such resolution by the Board of Directors, every holder of stock represented by certificates, and upon request every holder of uncertificated shares, shall be entitled to have a certificate signed by, or in the name of the Corporation by the Chairman of the Board, or the President and Chief Executive Officer or a Vice President, and by the Treasurer or an Assistant Treasurer, or the

Corporate Secretary or an Assistant Corporate Secretary, representing the number of shares registered in certificate form. If the Corporation shall be authorized to issue more than one class of stock or more than one series of any class, the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restriction of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, provided that, except as otherwise provided in Section 202 of the General Corporation Law of the State of Delaware, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, a statement that the Corporation will furnish without charge to each shareholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights. Within a reasonable time after the issuance or transfer of uncertificated stock, the Corporation shall send to the registered owner thereof a written notice containing the information required or permitted to be set forth or stated on certificates pursuant to this section or otherwise pursuant to the Delaware General Corporation Law. Except as otherwise expressly provided by law, the rights and obligations of the holders of uncertificated stock and the rights and obligations of the holders of certificates representing stock of the same class and series shall be identical.

     SECTION 2. Facsimile Signatures. Any or all of the signatures on a certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person was such officer, transfer agent or registrar at the date of issue.

     SECTION 3. Lost Certificates. The Corporation may issue a new certificate or certificates, or uncertificated shares, in the place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen, or destroyed. The Corporation may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen, or destroyed certificate or certificates, or his legal representative, to give the Corporation a bond in such sum as it may direct sufficient to indemnify it against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertificated shares.

     SECTION 4. Transfers of Stock. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority or transfer, or upon receipt by the transfer agent of a proper instruction from the registered holder of uncertificated shares, it shall be the duty of the Corporation to transfer such shares upon its records and, in connection with the transfer of a share that will be certificated, to issue a new certificate to the person entitled thereto and to cancel the old certificate provided, however, that the Corporation shall be entitled to recognize and enforce any lawful restriction on transfer. Whenever any transfer of stock shall be made for collateral security, and not absolutely, it shall be so expressed in the entry of transfer if, when the certificates are presented to the Corporation for transfer, or when proper instructions with respect to the transfer of uncertificated shares are received, both the transferor and the transferee request the Corporation to do so.

     SECTION 5. Transfer Agents and Registrars. The Board of Directors may appoint, or authorize any officer or officers to appoint, one or more transfer agents and one or more registrars.

     SECTION 6. Regulations. The Board of Directors may make such additional rules and regulations, not inconsistent with these By-Laws, as it may deem expedient concerning the issue, transfer and registration of certificates for shares of stock of the Corporation.

     SECTION 7. Fixing the Record Date. In order that the Corporation may determine the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

     SECTION 8. Registered Shareholders. The Corporation shall be entitled to recognize the exclusive right of a person registered on its records as the owner of shares of stock to receive dividends and to vote as such owner, shall be entitled to hold liable for calls and assessments a person registered on its records as the owner of shares of stock, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares of stock on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

                                   ARTICLE VI
                                 Indemnification

         SECTION 1. General. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that such person (i) is or was a director, officer, or employee of the Corporation, (ii) or is or was a director, officer or employee of the Corporation or any of its subsidiaries serving at the request of the Corporation as a director, officer, employee, agent, trustee or partner of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the conduct was unlawful.

         SECTION 2. Derivative Actions. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, or employee of the Corporation, or is or was a director, officer or employee of the Corporation or any of its subsidiaries serving at the request of the Corporation as a director, officer, employee, agent, trustee or partner of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

SECTION 3. Indemnification in Certain Cases. To the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 1 and 2 of this Article VI, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

     SECTION 4. Procedure.  Any  indemnification  under Sections 1 and 2 of this
Article VI (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer or employee is proper in the circumstances because such person has met the applicable standard of conduct set forth in such Sections 1 and 2. Such determination shall be made (a) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (b) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (c) by the shareholders.

         SECTION 5. Advances for Expenses. Expenses (including attorneys' fees) incurred in defending any civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director, officer or employee to repay such amount if it shall be ultimately determined that such person is not entitled to be indemnified by the Corporation as authorized in this Article VI.

     SECTION 6. Exclusion of Mandatory Indemnification and Advances in Certain Cases. Notwithstanding any other provision of this Article VI, the Corporation shall not be obligated to indemnify any person under Sections 1, 2 or 3 of
Article VI or to advance expenses under Section 5 thereof to any person who has initiated any proceeding or part thereof, unless the initiation of such proceeding or part thereof was authorized or ratified by the Board of Directors.

     SECTION 7. Rights Not Exclusive. The indemnification and advancement of expenses provided by this Article VI shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any law, by-law, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in the official capacity of such person and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee and shall inure to the benefit of the

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
heirs, executors and administrators of such a person. Any repeal, modification or amendment of this Article VI shall not adversely affect any rights or obligations then existing between the Corporation and any then incumbent or former director, officer, or employee with respect to any facts then or theretofore existing or any action, suit, or proceeding theretofore or thereafter brought based in whole or in part upon such facts.

     SECTION 8. Insurance. The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, agent, trustee or partner of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of the status of such person as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Article VI.

     SECTION 9. Definition of Corporation. For the purposes of this Article VI, references to "the Corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees and agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article VI with respect to the resulting or surviving corporation as such person would if such person had served with respect to such constituent corporation if its separate existence had continued. "The Corporation" shall also include Connecticut General Corporation and INA Corporation for the period ending at the time that such corporations became subsidiaries of CIGNA Corporation.

     SECTION 10. Definition of Other Terms. For purposes of this Article VI, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes or penalties assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the Corporation" shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this Article VI.

     SECTION 11. Right of Indemnitee to Bring Suit in Certain Circumstances. Any person entitled to indemnification under this Article VI is referred to in this section as an "indemnitee." If after the occurrence of a Change of Control (as defined in this section) a claim under Sections 1, 2, 3 or 5 of this Article VI is not paid in full by the Corporation within sixty days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) in any suit by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met any applicable standard for indemnification set forth in the Delaware General Corporation Law. Neither the failure of the Corporation (including its board of directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its board of directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Section or otherwise shall be on the Corporation.

"Change of Control" shall mean that:

     (a) A  corporation,  person or group  acting in  concert  as  described  in
Section 14(d)(2) of the Securities Exchange Act of 1934 as amended (the "Exchange Act"), holds or acquires beneficial ownership, within the meaning of Rule 13d-3 promulgated under the Exchange Act, of a number of preferred or common shares of the Corporation having voting power which is either: (1) more than 50 percent of the voting power of the shares which voted in the election of directors of the Corporation at the shareholders' meeting immediately preceding such determination; or, (2) more than 25 percent of the voting power of common shares outstanding of the Corporation; or,

     (b) As a result of a merger or consolidation to which the Corporation is a party, either: (1) the Corporation is not the surviving corporation; or, (2) Directors of the Corporation immediately prior to the merger or consolidation constitute less

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
than a majority of the board of directors of the surviving corporation; or,

     (c) A change occurs in the composition of the Board at any time during any consecutive 24-month period such that the "Continuity Directors" cease for any reason to constitute a majority of the Board. For purposes of the preceding sentence, "Continuity Directors" shall mean those members of the Board who either: (1) were directors at the beginning of such consecutive 24-month period, or, (2) were elected by, or upon nomination or recommendation of, at least a majority (consisting of at least nine directors) of the Board.

                                   ARTICLE VII
                               General Provisions

     SECTION 1. Dividends. Subject to the provisions of statute and the Certificate of Incorporation, dividends upon the shares of capital stock of the Corporation may be declared by the Board of Directors at any regular or special meeting. Dividends may be paid in cash, in property or in shares of stock of the Corporation, unless otherwise provided by statute or the Certificate of Incorporation.

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
     SECTION 2. Reserves. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors may, from time to time, in its absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation or for such other purpose as the Board of Directors may think conducive to the interests of the Corporation. The Board of Directors may modify or abolish any such reserves in the manner in which it was created.

     SECTION 3. Seal. The seal of the Corporation shall be in such form as shall be approved by the Board of Directors.

     SECTION 4. Fiscal Year. The fiscal year of the Corporation shall be fixed, and once fixed, may thereafter be changed, by resolution of the Board of Directors.

     SECTION 5. Contributions. The Board of Directors shall have the authority from time to time to make such contributions as the Board in its discretion shall determine, for public and charitable purposes.

     SECTION 6. Borrowing, etc. No officer, agent or employee of the Corporation shall have any power or authority to borrow money on its behalf, to pledge its credit, or to mortgage or pledge its real or personal property, except within the scope and to the extent of the authority delegated by resolution of the Board of Directors. Authority may be given by the Board for any of the above purposes and may be general or limited to specific instances.

     SECTION 7. Deposits. All funds of the Corporation shall be deposited from time to time to the credit of the Corporation in such banks, trust companies, or other depositories as the Board of Directors may approve or designate, and all such funds shall be withdrawn only upon checks, drafts, notes or other orders for payment signed by such one or more officers, employees or other persons as the Board shall from time to time determine.

     SECTION 8. Execution of Contracts, Deeds, etc. The Board of Directors may authorize any officer or officers, agent or agents, in the name and on behalf of the Corporation to enter into or execute and deliver any and all deeds, bonds, mortgages, contracts and other obligations or instruments, and such authority may be general or confined to specific instances.

         SECTION 9. Voting of Stock in Other Corporations. If authorized by the Board of Directors, any officer of the Corporation may appoint an attorney or attorneys (who may be or include such officer), in the name and on behalf of the Corporation, to cast the votes which the Corporation may be entitled to cast as a shareholder or otherwise in any other corporation any of whose shares or other securities are held by or for the Corporation, at meetings of the holders of the shares or other securities of such other corporation, or in connection with the ownership of such shares or other securities, to consent in writing to any action by such other corporation, and may instruct the person or persons so appointed as to the manner of casting such votes or giving such consent, and may execute or cause to be executed in the name and on behalf of the Corporation and under its seal such written proxies or other instruments as such proxy may deem necessary or proper in the circumstances.

     SECTION 10. Form of Records. Any records maintained by the Corporation in the regular course of its business, including its stock ledger, books of account, and minute books, may be kept on, or be in the form of punch cards, magnetic tape, photographs, microphotographs, or any other information storage device, provided that the records so kept can be converted into clearly legible form within a reasonable time. The Corporation shall so convert any records so kept upon the request of any person entitled to inspect the same.

     SECTION 11. Repurchase of Stock. Without the approval of the holders of a majority of the issued and outstanding stock of the

Corporation entitled to vote at any meeting of shareholders, the Corporation shall not knowingly purchase, either directly or indirectly, any of the Corporation's Common Stock at a price materially in excess of its market price from any person, unless (i) such purchase is pursuant to the same offer and terms as made on a pro-rata basis to all holders of such shares, (ii) such purchase is made by the Corporation from an employee benefit or similar plan now or hereafter maintained by the Corporation or its subsidiaries or affiliates, or
(iii) such purchase is made from a holder of less than one hundred shares.

                                  ARTICLE VIII
                                   Amendments

     These By-Laws may be amended or repealed or new By-Laws may be adopted (a) by action of the holders of at least eighty percent (80%) of the voting power of all outstanding voting stock of the Corporation entitled to vote generally at any annual or special meeting of shareholders or (b) by action of the Board of Directors at a regular or special meeting thereof. Any By-Law or By-Laws made by the Board of Directors may be amended or repealed by action of the shareholders by the vote required by (a) above at any annual or special meeting of shareholders.


                                   ARTICLE IX
                                  Definitions

     The term "Certificate of Incorporation," as used herein, includes not only the original Certificate of Incorporation filed to create the Corporation but also all other certificates, agreements of merger or consolidation, plans of reorganization, or other instruments, howsoever designated, which are filed pursuant to the Delaware General Corporation Law, and which have the effect of
amending  or   supplementing  in  some  respect  this   Corporation's
original Certificate of Incorporation.